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                                                                    EXHIBIT 99.2
P
R
O                        IDB COMMUNICATIONS GROUP, INC.
X             SPECIAL MEETING OF STOCKHOLDERS - DECEMBER 30, 1994
Y         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Jeffrey P. Sudikoff, Peter F. Hartz and Neil J Wertlieb, and each of them, as proxies for the undersigned, with the full power of substitution, to act and to vote as designated on the reverse side of this Proxy all the shares the undersigned would be entitled to vote at the Special Meeting of Stockholders of IDB Communications Group, Inc. ("IDB") on December 30, 1994 and at any adjournments or postponement thereof. All of the proxies present and acting at the meeting or any adjournment or postponement thereof (or, if only one shall be present and act, then that one) shall vote this Proxy.

        PLEASE SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS PROXY WILL NOT BE USED IF YOU ATTEND THE MEETING AND SO REQUEST.

        The Board of Directors recommends a vote "FOR" adoption of the Agreement and Plan of Merger dated as of August 1, 1994 (the "Merger Agreement") by and among IDB, LDDS Communications, Inc. ("LDDS") and 123 Corp., a wholly owned subsidiary of LDDS, and the transactions contemplated thereby, as more fully set forth in the Joint Proxy Statement/Prospectus of IDB and LDDS dated December 1, 1994.

        The stockholder(s) signing this Proxy hereby revoke(s) any proxy heretofore given to vote at said meeting and any adjournment or postponement thereof.

        Receipt of the Notice of Special Meeting of Stockholders and the Joint Proxy Statement/Prospectus is hereby acknowledged.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER(S). IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR" ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND IN THE PROXIES' DISCRETION WITH RESPECT TO SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                          (Continued and to be signed and dated on reverse side)



- --------------------------------------------------------------------------------


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

/X/ Please mark your
    votes as in this                          ________________________________
    example.                                  Number of shares of Common Stock

                                                         FOR   AGAINST   ABSTAIN

1.  ADOPTION of the Merger Agreement and the
    transactions contemplated thereby.                   / /     / /      / /



2. In their discretion with respect to such other business as properly may come before the meeting or any adjournments thereof.







(Signature)__________________________________________  DATE_____________________

(Signature if held jointly)__________________________  DATE_____________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.